Exhibit 99.1

FOR RELEASE 3:30 P.M. CENTRAL Wednesday, May 4, 2011 Contact: Lance Berry (901) 867-4607
Wright Medical Group, Inc. Announces Preliminary First Quarter Financial Results and Management Changes
Affirms Commitment to Compliance and the Highest Standards of Ethical Conduct
Reports First Quarter Net Sales of $135.4 Million, an Increase of 3% Year-Over-Year,
and As-Adjusted EPS of $0.24, an increase of 14% Year-Over-Year
Reiterates 2011 Net Sales Guidance; Raises 2011 EPS Guidance
ARLINGTON, TN — May 4, 2011 — Wright Medical Group, Inc. (NASDAQ: WMGI), a global orthopaedic medical device company and a leading provider of surgical solutions for the foot and ankle market, today announced certain management changes, effective immediately, following the resignations of three executives:
•	Thomas L. McAllister has been appointed interim General Counsel and Secretary, replacing Raymond C. Kolls, Senior Vice President, General Counsel and Secretary;

•	Aurelio Sahagun is serving as Vice President, EMEA Commercial Operations, succeeding Cary P. Hagan, formerly Senior Vice President, EMEA Commercial Operations. Mr. Sahagun’s appointment was planned, implemented two weeks ago and was already announced internally; and

•	Max K. Mortensen will serve as Vice President, Quality, Clinical & Regulatory Affairs, replacing Alicia M. Napoli, Vice President, Clinical & Regulatory Affairs.
Mr. Kolls, Mr. Hagan and Ms. Napoli resigned without “good reason.” Wright Medical noted that these management changes are not related to the Company’s operational performance, financial condition or financial reporting.
Update on Status of Internal Investigation
The Company also announced that, at the direction of the Wright Medical Board, it conducted an internal investigation with the assistance of outside counsel. The Board received a report on the investigation and notified the independent monitor and the U.S. Attorney’s Office for the District of New Jersey (USAO) pursuant to the Deferred Prosecution Agreement (DPA). The same notice was also provided to the Office of the Inspector General of the U.S. Department of Health and Human Services (OIG). The Board also took a number of measures to enhance the Company’s compliance environment. The Company and the independent monitor continue their investigative activities pursuant to the DPA, and communications between the Company, the independent monitor, the USAO and OIG are ongoing.
David D. Stevens, Chairman of the Board and interim Chief Executive Officer, said, “The Board is committed to maintaining the highest standards of ethical conduct and we remain diligent in ensuring that Wright Medical complies with all applicable laws and regulations. Wright Medical has dedicated employees and a deep bench of senior-level talent, and our priority — as always — is to support our customers and partners while creating value for our shareholders.”
Additional information is available in Wright Medical’s Form 8-K filed today with the U.S. Securities and Exchange Commission and can be found on www.sec.gov or in the “Corporate — Investor Information” section of the Company’s website at www.wmt.com.
Preliminary First Quarter Results and 2011 Guidance
Wright Medical also announced today preliminary results for the first quarter ended March 31, 2011, reiterated full year sales guidance and raised full year as-adjusted earnings per share (EPS) guidance. A reconciliation of U.S. GAAP to “as adjusted” results included herein is included in the attached financial tables.
For the first quarter of 2011, the Company reported net sales of $135.4 million, a 3% increase over net sales of $131.2 million during the first quarter of 2010. The Company’s first quarter 2011 EPS was $0.09 per diluted share, compared to a loss of ($0.01) per diluted share in the first quarter of 2010. Wright Medical’s diluted earnings per share for the first quarter of 2011, as adjusted, was $0.24, an increase of 14% compared to $0.21 in the first quarter of 2010.

The Company is reiterating its previously-communicated 2011 net sales outlook of $517 million to $535 million. The Company is also upwardly revising its 2011 as-adjusted earnings per share outlook* to a target range for the full year 2011 of $0.89 to $0.97 per diluted share, from $0.88 to $0.95 per diluted share, which was previously communicated on February 10, 2011. The Company anticipates full year 2011 as-adjusted earnings per diluted share including stock-based compensation to be in the range of $0.70 to $0.78, which represents annualized growth expectations of 0% to 11%.
Lance Berry, Senior Vice President and Chief Financial Officer, added, “Wright Medical continues to perform well, and we remain dedicated to achieving our business objectives and delivering value to all of our stakeholders through the continued execution of our strategic plan.”
The Company will provide further information when it releases its first quarter 2011 results at 3:00 p.m. Central Time on Thursday, May 5, 2011.
Conference Call and Webcast Details
As previously announced, Wright Medical will host a conference call on Thursday, May 5, 2011 at 3:30 p.m. Central Time to discuss the Company’s operating results for its first quarter ended March 31, 2011. The live dial-in number for the call is 866-788-0538 (domestic) or 85 7-350-1676 (international). The participant passcode for the call is “Wright.” To access a simultaneous webcast of the conference call via the internet, go to the “Corporate — Investor Information” section of the Company’s website located at www.wmt.com.
* The Company’s earnings target excludes the transaction costs and non-cash deferred financing fees associated with the recently completed tender offer for the Company’s 2.625% Convertible Senior Notes due 2014 (Convertible Notes), possible future acquisitions, other material future business developments, and costs associated with the Company’s DPA (including the associated independent monitor).
Non-GAAP Financial Measures
The Company uses non-GAAP financial measures, such as net sales, excluding the impact of foreign currency; operating income, as adjusted; net income, as adjusted; net income, as adjusted, per diluted share; effective tax rate, as adjusted; and free cash flow. The Company’s management believes that the presentation of these measures provides useful information to investors. These measures may assist investors in evaluating the Company’s operations, period over period. The measures exclude such items as costs related to the U.S. governmental inquiries and DPA, restructuring charges, transaction costs and non-cash deferred financing fees associated with the Convertible Notes tendered and non-cash stock-based expense, all of which may be highly variable, difficult to predict and of a size that could have substantial impact on the Company’s reported results of operations for a period. Management uses these measures internally for evaluation of the performance of the business, including the allocation of resources and the evaluation of results relative to employee performance compensation targets. Investors should consider these non-GAAP measures only as a supplement to, not as a substitute for or as superior to, measures of financial performance prepared in accordance with GAAP.
CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This press release contains “forward-looking statements” as defined under U.S. federal securities laws, including statements about expected financial results for the quarter ended March 31, 2011. These statements reflect management’s current knowledge, assumptions, beliefs, estimates, and expectations and express management’s current views of future performance, results, and trends and may be identified by their use of terms such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “will,” and other similar terms. Forward-looking statements , such as statements regarding potential actions by the USAO, independent monitor, OIG and other agencies or their potential impact are subject to a number of risks and uncertainties that could cause our actual results to materially differ from those described in the forward-looking statements. Risks and uncertainties that could cause our actual results to materially differ from those described in forward-looking statements include those discussed in our filings with the Securities and Exchange Commission (including those described in Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2010 filed with the SEC under the heading “Risk Factors”), and the following: the impact of our settlement of the federal investigation into our consulting arrangements with orthopaedic surgeons relating to our hip and knee products in the United States, including our compliance with the Deferred Prosecution Agreement through September 2011 (which could, by its terms, be extended for a further six months) and the Corporate Integrity Agreement through September 2015; and any items identified during the course of the Company’s quarter-end accounting close processes. Readers should not place undue reliance on forward-looking statements. Such statements are made as of the date of this press release, and we undertake no obligation to update such statements after this date.

About Wright Medical Group, Inc.
Wright Medical Group, Inc. is a global orthopaedic medical device company specializing in the design, manufacture and marketing of devices and biologic products for the extremity, hip and knee repair and reconstruction. Wright Medical is a leading provider of surgical solutions for the foot and ankle market. Wright Medical has been in business for more than 60 years and markets its products in over 60 countries worldwide. For more information about Wright Medical, visit its website at www.wmt.com.
—Table Follows—
Wright Medical Group, Inc.
Reconciliation of As Reported Net Income per Diluted Share
to Non-GAAP Net Income, as Adjusted, per Diluted Share

	Three Months Ended
	March 31,	March 31,
	2011	2010
Net Income per Diluted Share
Net income (loss), as reported, per diluted share	$0.09	$(0.01)
Interest expense on convertible notes	0.02	0.02
Dilutive effect of convertible notes	(0.01)	0.00
U.S. governmental inquiries/DPA related	0.03	0.15
Non-cash, stock-based compensation	0.05	0.05
Restructuring charges	—	0.01
Deferred financing fees and transaction costs associated with Convertible Notes Tender Offer	0.06	—

Net income, as adjusted, per diluted share	$0.24	$0.21